UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2015

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-13395	56-2010790
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 11, 2015, the Board of Directors of Sonic Automotive, Inc. (the “Company”) elected R. Eugene Taylor, Chairman and Chief Executive Officer of Capital Bank Financial Corp., to the Company’s Board as a director, effective that day, with a term expiring at the Company’s 2015 annual meeting of stockholders. Mr. Taylor is expected to be appointed to the Compensation Committee and the Nominating and Corporate Governance Committee of the Company’s Board of Directors. There are no arrangements or understandings between Mr. Taylor and any other persons pursuant to which he was selected as a director. There are no transactions involving the Company and Mr. Taylor that the Company would be required to report pursuant to Item 404(a) of Regulation S-K. Mr. Taylor will be entitled to receive compensation for his Board and committee service in accordance with the Company’s Director Compensation Policy.

(e) On February 12, 2015, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company approved base salary increases to be effective as of March 1, 2015 for the following executive officers in the following amounts: Mr. O. Bruton Smith, from $1,202,000 to $1,226,040; Mr. B. Scott Smith, from $1,038,200 to $1,058,964; Mr. David B. Smith, from $706,100 to $720,222; Mr. Jeff Dyke, from $927,000 to $945,540; and Mr. Heath R. Byrd, from $647,850 to $660,807.

On February 12, 2015, the Compensation Committee also established the parameters for determining performance-based cash bonuses under the Sonic Automotive, Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”) for the performance period January 1, 2015 through December 31, 2015 (the “Performance Period”) for Messrs. O. Bruton Smith, B. Scott Smith, David B. Smith, Jeff Dyke and Heath R. Byrd (the “Executive Officers”) that are intended to meet the requirements for deductibility under Section 162(m) of the Internal Revenue Code.

The Compensation Committee established a two-tiered approach to determine incentive cash bonus awards for the Performance Period. The first tier is an objective threshold achievement level of defined adjusted earnings per share for the Company for the Performance Period. No bonuses are payable under the Incentive Compensation Plan for the Performance Period if the threshold goal is not achieved. If the threshold adjusted earnings per share goal is achieved, then each Executive Officer is eligible for a bonus of $3,000,000 (the “maximum bonus amount”). However, the second tier of the bonus program establishes additional performance requirements that the Compensation Committee will use to determine actual bonus amounts payable to the Executive Officers. These performance requirements include additional achievement levels related to adjusted earnings per share goals and customer satisfaction performance goals based on the percentage of the Company’s dealerships that meet or exceed specified objectives, as reported by the respective manufacturers for such brands. If the first tier performance requirement has been achieved, the Compensation Committee may, in its determination, exercise negative discretion to reduce the dollar amount of an Executive Officer’s actual bonus to less than the maximum bonus amount based upon achievement of the adjusted earnings per share and customer satisfaction goals along with other factors the Compensation Committee determines relevant, such as its subjective assessment of financial, operational, strategic, corporate and individual performance, and unanticipated contingencies and events. An Executive Officer’s bonus amount under the Incentive Compensation Plan may be less than (but not more than) the maximum bonus amount.

On February 12, 2015, the Compensation Committee also approved grants of performance-based restricted stock units under the Sonic Automotive, Inc. 2012 Stock Incentive Plan to Messrs. O. Bruton Smith, B. Scott Smith, David B. Smith, Jeff Dyke and Heath R. Byrd for 70,482 units, 60,878 units, 41,404 units, 54,357 units and 37,989 units, respectively. As provided by the Compensation Committee, these restricted stock unit awards generally remain subject to forfeiture for up to three years from the date of grant based on continuation of employment and violation of any restrictive covenants contained in any agreement between the Company and the respective officer. The awards of restricted stock units are also subject to forfeiture, in whole or in part, based on achievement of specified measures of the Company’s defined adjusted earnings per share performance for the 2015 calendar year. The restricted stock units will be converted to, and paid in the form of, an equivalent number of shares of the Company’s Class A Common Stock following vesting. Subject to the performance conditions, these awards vest in three annual installments, with 25% of the shares vesting on March 31, 2016, 30% of the shares vesting on February 12, 2017 and 45% of the shares vesting on February 12, 2018. These unit awards will not be eligible for dividend equivalents or voting rights.

On February 12, 2015, the Compensation Committee also approved an amendment to the Sonic Automotive, Inc. Supplemental Executive Retirement Plan (the “SERP”). The Company previously adopted the SERP as an additional means to attract and retain key employees by providing a retirement benefit in addition to the benefits offered by the Company’s tax-qualified and other nonqualified deferred compensation plans.

The SERP generally provides for 15 annual payments equal to a specified percentage of the participant’s final average salary (as defined in the SERP) if the participant retires after reaching age 65 or age 55 with at least 10 years of employment with the Company. If a participant leaves the Company before qualifying for normal retirement, the participant’s SERP benefit generally is reduced for early retirement (in addition to any reduction that may apply under the SERP’s vesting provisions). The benefit is reduced by 10% for each year the participant’s payment commencement date precedes the earliest date the participant would have been eligible for normal retirement. The amendment to the SERP adopted by the Compensation Committee provides that this early retirement reduction does not apply to SERP participants who were employees of the Company immediately prior to a change in control (as defined in the SERP), regardless of whether or not such participants remain employees upon or following the change in control.

The foregoing summary of the amendment to the SERP is qualified in its entirety by reference to the Third Amendment to the Sonic Automotive, Inc. Supplemental Executive Retirement Plan, which is attached as Exhibit 10.1 to this Form 8-K and incorporated by reference to this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Third Amendment to Sonic Automotive, Inc. Supplemental Executive Retirement Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

Date: February 13, 2015	By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Third Amendment to Sonic Automotive, Inc. Supplemental Executive Retirement Plan